Exhibit 1.2

TILRAY, INC.

CLASS 2 COMMON STOCK, PAR VALUE U.S. $0.0001 PER SHARE

CANADIAN UNDERWRITING AGREEMENT

July ●, 2018

Tilray, Inc.

1920 Eastlake Avenue E.

Seattle, WA 98102

Attention: President and Chief Executive Officer

Ladies and Gentlemen:

BMO Nesbitt Burns Inc. (the “Representative”), together with Eight Capital (and together with the Representative, the “Underwriters”, and each individually, an “Underwriter”), understand that Tilray, Inc., a Delaware corporation (the “Corporation”), proposes to issue and sell to the Underwriters ● shares (the “Firm Shares”) of Class 2 common stock, par value U.S. $0.0001 per share, in the capital of the Corporation (“Subordinate Voting Shares”) which Firm Shares and any Optional Shares (as defined below) shall have the material attributes described in and contemplated by the Final Base PREP Prospectus (as defined below).

The Underwriters propose to distribute the Firm Shares and, if any, the Optional Shares, in the Qualifying Jurisdictions (as defined below) pursuant to the Supplemented PREP Prospectus (as defined below) in the manner contemplated by this Agreement.

It is understood and agreed to by all parties hereto that the Corporation and certain underwriters in the United States (the “U.S. Underwriters”) are entering into an underwriting agreement (the “U.S. Underwriting Agreement”) providing for the issuance and sale by the Corporation of an aggregate of [•] Subordinate Voting Shares (the “U.S. Firm Stock”), plus up to an aggregate of [•] Subordinate Voting Shares pursuant to the over-allotment option thereunder (the “U.S. Optional Stock” and, together with the U.S. Firm Stock, the “U.S. Stock”), to the U.S. Underwriters, for the purpose of offering such shares in the United States and certain other countries except Canada (the “U.S. Offering”). Cowen and Company, LLC is acting as the representative (the “U.S. Representative”) of the U.S. Underwriters. Anything herein or therein to the contrary notwithstanding, as set forth in Section 16(r) hereof, the closing of any sale of Firm Shares under this Agreement is hereby made expressly conditional on the closing of the sale of the U.S. Firm Stock in the U.S. Offering, which condition may be waived only with the consent of both the Canadian Underwriters, on the one hand, and the Corporation, on the other hand.

Unless otherwise expressively indicated: (i) references to the Underwriters and the Representative in this Agreement are only to the Canadian Underwriters and the Representative, respectively, (ii) references to the offering are only to the offering of the Firm Shares and the Optional Shares, if any, by the Canadian Underwriters in Canada and certain other countries except the United States, and (iii) references to the Firm Shares, the Optional Shares and the Shares are references only to securities being sold to and by the Underwriters pursuant to this Agreement (the “Canadian Stock”).

The Underwriters and the U.S. Underwriters are concurrently entering into an intersyndicate agreement (the “Intersyndicate Agreement”) that provides, among other things, that the U.S. Representative and the Representative shall act as the joint global coordinators for the this offering and the U.S. Offering and shall have the authority to manage the distribution of the U.S. Stock and the Canadian Stock among the U.S. Underwriters and the Canadian Underwriters. The Corporation hereby appoints the Representative as one of the two joint global coordinators for the offering of the Canadian Stock and the U.S. Stock.

Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Underwriters, severally and not jointly, on the basis of the percentages set forth in Section 21 of this Agreement (and subject to such adjustments to eliminate fractional shares as the Representative may determine), agree to purchase from the Corporation, and the Corporation, by its acceptance hereof, agrees to issue and sell to the Underwriters, in the amounts set forth in Section 21, all but not less than all of the Firm Shares at the Closing Time (as defined below) at a price of Cdn. $● per share (the “Purchase Price”), for resale to the public in the Qualifying Jurisdictions at a price of Cdn. $● per share (the “Public Offering Price”).

By acceptance of this Agreement, Corporation grants to the Underwriters an unassignable right (the “Over-Allotment Option”) to purchase, severally and not jointly, up to an aggregate of ● Subordinate Voting Shares (the “Optional Shares”) at a price per share equal to the Purchase Price and otherwise on the same basis as the purchase of the Firm Shares, except that the Representative may elect for the Underwriters to pay the Purchase Price for any or all of the Optional Shares in either U.S. dollars or Canadian dollars, as provided in Section 15. The Over-Allotment Option is exercisable in whole or in part once up to and including the date that is 30 days following the Closing Date. If the Representative, on behalf of the Underwriters, elects to exercise the Over-Allotment Option, the Representative shall provide written notice (the “Exercise Notice”) to the Corporation not later than the 30th day after the Closing Date (as defined below), which Exercise Notice shall specify the number of Optional Shares to be purchased by the Underwriters, the number of Optional Shares to be purchased in Canadian dollars, the number of Optional Shares to be purchased in U.S. dollars and the date on which such Optional Shares are to be purchased (the “Option Closing Date”). Such date may be the same as the Closing Date but not earlier than the Closing Date and shall, if such Over-Allotment Option is exercised after the initial Closing Date, be at least two Business Days (as defined below), but not more than five Business Days, after the date on which the Exercise Notice is delivered to the Corporation. If any Optional Shares are purchased, each Underwriter agrees, severally and not jointly (or jointly and severally), to purchase that number of Optional Shares equal to the total number of Optional Shares to be purchased multiplied by the percentage set out in Section 21(a) opposite the name of such Underwriter.

The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Shares”.

1.	Definitions

In this Agreement:

“affiliate” and “subsidiary” have the respective meanings given to them in Rule 405 of the rules and regulations under the U.S. Securities Act;

“Agreement” means this underwriting agreement, as it may be amended in accordance with its terms;

“Amended Preliminary Prospectus” means the Canadian amended and restated preliminary long form base PREP prospectus of the Corporation dated July 9, 2018 relating to the distribution of the Shares filed pursuant to the PREP Procedures;

“Business Day” means any day, other than: (i) a Saturday or a Sunday, or (ii) a day on which Canadian chartered banks in Vancouver, British Columbia are not open for commercial banking business during normal banking hours;

“Canadian Securities Laws” means all applicable securities laws in each of the Qualifying Jurisdictions and the respective rules, regulations, instruments, blanket orders and blanket rulings under such laws, together with applicable published policies, policy statements and notices of the Canadian Securities Regulators;

“Canadian Securities Regulators” means the applicable securities commissions and securities regulatory authorities in the Qualifying Jurisdictions;

“Closing” means the completion of the sale by the Corporation, and the purchase by the Underwriters, of the Firm Shares pursuant to this Agreement;

“Closing Date” means ●, 2018 or such other date as the Corporation and the Underwriters may agree upon in writing, or as may be changed pursuant to this Agreement, but in any event shall not be later than ●, 2018;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date;

“Commission” means the U.S. Securities and Exchange Commission;

“comparables” has the meaning given in NI 41-101;

“Corporation” has the meaning given above;

“distribution”, “material change”, “material fact” and “misrepresentation” have the respective meanings given to them in the Securities Act (British Columbia), except where otherwise specified in this Agreement;

“Exchange” means the Nasdaq Global Select Market;

“Exercise Notice” has the meaning given above;

“Final Base PREP Prospectus” means the final long form base PREP prospectus of the Corporation dated ●, 2018 relating to the distribution of the Shares filed pursuant to the PREP Procedures, including the template version of any marketing materials included or incorporated by reference therein;

“Firm Shares” has the meaning given above;

“Governmental Authorities” means governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, Crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities:

(a)	having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or

(b)	exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Indemnified Disclosure Documents” means any Prospectus, any Written Testing-the-Waters Communication, or any amendment or supplement thereto and any materials or information provided to investors by, or with the approval of, the Corporation in connection with the marketing of the offering of the Canadian Stock or the U.S. Stock, including any testing-the-waters, roadshow or investor presentations made to investors by the Corporation (whether in person or electronically);

“limited-use version” has the meaning given in NI 41-101;

“marketing materials” has the meaning given in NI 41-101;

“Material Adverse Effect” has the meaning given in Section 8(a);

“MI 11-102” means Multilateral Instrument 11-102 – Passport System;

“Negative Assurance Letter” means a letter provided by U.S. legal counsel providing negative assurance in respect of the disclosure contained in the Registration Statement and other disclosure provided to investors at the time of sale of securities, in form customary for offerings of securities registered under the U.S. Securities Act, and sometimes referred to as a “10b-5 opinion” or “10b-5 statement”;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 44-103” means National Instrument 44-103 – Post-Receipt Pricing;

“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings;

“notice” has the meaning given in Section 26;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“Optional Shares” has the meaning given above;

“Option Closing Date” has the meaning given above;

“Option Closing Time” means 10:00 a.m. (Toronto time) on the Option Closing Date;

“Over-Allotment Option” has the meaning given above;

“Passport System” means MI 11-102 and NP 11-202;

“person” includes any individual, sole proprietorship, limited or general partnership or general partner acting on behalf thereof, firm, entity, unincorporated association or organization, trust or trustee acting on behalf thereof, body corporate, company, limited or unlimited liability company or Governmental Authority and, where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

“Preliminary Prospectus” means the preliminary long form base PREP prospectus of the Corporation dated June 20, 2018 relating to the distribution of the Shares filed pursuant to the PREP Procedures;

“PREP Information” means the information to be included in the Supplemented PREP Prospectus that is omitted from the Final Base PREP Prospectus in accordance with the PREP Procedures but that is deemed under the PREP Procedures to be incorporated by reference into the Final Base PREP Prospectus as of the date of the Supplemented PREP Prospectus;

“PREP Procedures” means the procedures for post-receipt pricing under NI 44-103;

“Prospectus” means, collectively, the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Base PREP Prospectus, the Supplemented PREP Prospectus and any Prospectus Amendment;

“Prospectus Amendment” means any amendment to the Supplemented PREP Prospectus;

“provide” or “provided”, in the context of sending or making available marketing materials to a potential purchaser of Shares, has the meaning given in NI 41-101;

“Public Offering Price” has the meaning given above;

“Purchase Price” has the meaning given above;

“Qualifying Jurisdictions” means each of the provinces of Canada other than the Province of Québec;

“Registration Statement” means the registration statement of the Corporation on Form S-1 (File No. 333-225741), including all amendments thereto, in respect of the U.S. Stock and the Canadian Stock that has been filed with the Commission, and containing a form of prospectus for use in the United States and also containing a form of prospectus for use in Canada;

“Representative” has the meaning given above;

“Selling Firm” has the meaning given in Section 4(a);

“Shares” has the meaning given above;

“Subordinate Voting Shares” has the meaning given above;

“Supplemented PREP Prospectus” means the supplemented version of the Final Base PREP Prospectus relating to the distribution of the Shares to be filed pursuant to the PREP Procedures, containing pricing and other information permitted to be omitted from the Final Base PREP Prospectus pursuant to NI 44-103;

“template version” has the meaning given in NI 41-101 and includes any revised template version of marketing materials as contemplated in NI 41-101;

“Underwriter” and “Underwriters” have the respective meanings given to them above;

“Underwriters’ Information” means the following information in the Final Base PREP Prospectus and Supplemented PREP Prospectus: (i) the eleventh paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in (A) the eighth, ninth and tenth paragraphs regarding the intersyndicate agreement, (B) the last paragraph of the section entitled “Discount,” (C) the section entitled “Discretionary Accounts,” (D) the second sentence of the third bullet in the section entitled “Stabilization,” and (E) the second sentence of the last paragraph in the section entitled “Lock-Up Agreements” under the heading “Plan of Distribution”;

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“U.S. Underwriting Agreement” means the agreement dated the date hereof between the Corporation and the U.S. Underwriters in respect of the U.S. Offering; and

“Written Testing-the-Waters Communication” means any written communication with potential investors undertaken in reliance on, and in accordance with, Section 13.4 of NI 41-101.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to “Sections”, “paragraphs” and “clauses” are to the appropriate section, paragraph or clause of this Agreement.

All references to dollars or “$” are to Canadian dollars unless otherwise expressed.

2.	Compliance with Securities Laws

The Corporation represents and warrants to the Underwriters that the Corporation has prepared and filed each of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Base PREP Prospectus with the Canadian Securities Regulators and has obtained a Passport System decision document from the British Columbia Securities Commission evidencing the issuance or deemed issuance by each of the Canadian Securities Regulators of receipts for each of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Base PREP Prospectus. The Corporation further represents and warrants that the Shares have been registered under the U.S. Securities Act pursuant to the Registration Statement, which Registration Statement has become effective.

The Corporation covenants with the Underwriters that it shall have, by no later than 5:00 p.m. (Toronto time) on ●, 2018, prepared and filed a Supplemented PREP Prospectus setting forth the PREP Information in a form approved by the Underwriters, acting reasonably. The Corporation will promptly fulfill and comply with, to the satisfaction of the Underwriters, acting reasonably, the Canadian Securities Laws required to be fulfilled or complied with by the Corporation to enable the Shares to be lawfully distributed in the Qualifying Jurisdictions through the Underwriters or any other investment dealers or brokers registered in accordance with Canadian Securities Laws in the Qualifying Jurisdictions.

3.	Due Diligence

Prior to the filing of the Supplemented PREP Prospectus and any Prospectus Amendment, the Corporation shall permit the Underwriters to review and participate in the preparation of the Supplemented PREP Prospectus or Prospectus Amendment and shall allow each of the Underwriters to conduct any due diligence investigations which it reasonably requires in order to fulfil its obligations as an underwriter under Canadian Securities Laws and in order to enable it to responsibly execute the certificate in the Supplemented PREP Prospectus or Prospectus Amendment required to be executed by it. Following the filing of the Supplemented PREP Prospectus up to the later of the Option Closing Date and the date of completion of the distribution of the Shares, the Corporation shall allow each of the Underwriters to conduct any due diligence investigations which they reasonably require in order to confirm as at any date that they have reasonable grounds for the belief that the Supplemented PREP Prospectus and any Prospectus Amendment do not contain a misrepresentation as at such date or as at the date of such Supplemented PREP Prospectus or any Prospectus Amendment.

4.	Restrictions on Sale

(a)

The Corporation agrees that the Underwriters will be permitted to appoint, at their sole expense, other dealers registered in accordance with applicable Canadian Securities Laws or, in the case of dealers in other countries, registered in accordance with the applicable laws of such other countries, as their agents to assist in the distribution of the Shares. The Underwriters shall, and shall require any such dealer, other than the Underwriters, with which the Underwriters have a contractual relationship in respect of the distribution of the Shares (a “Selling Firm”) to, comply with Canadian Securities Laws in connection with the distribution of the Shares and shall offer the Shares for sale to the public in the Qualifying Jurisdictions and other jurisdictions directly and through Selling Firms upon the terms and conditions set out in the Supplemented PREP Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to, offer for sale to the public in only in such of the Qualifying Jurisdictions as it is registered in accordance with applicable Canadian Securities Laws or, the applicable laws of countries other than Canada, as the case may be, and sell the Shares only in such other jurisdictions where they may be lawfully offered for sale or sold.

(b)	The Underwriters shall, and shall require any Selling Firm to agree to, distribute the Shares in a manner that complies with all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Shares or distribute the Prospectus in connection with the distribution of the Shares and will not, and will cause any Selling Firm to not, directly or indirectly, offer, sell or deliver any Shares or deliver the Prospectus (or equivalent prospectus or registration or disclosure document) to any person in any jurisdiction other than in the Qualifying Jurisdictions, except in a manner which will not require the Corporation to comply with the registration, prospectus, continuous disclosure, filing or other similar requirements under the applicable securities laws of such other jurisdictions.

(c)	Notwithstanding the foregoing, an Underwriter will not be liable for any breach under this Section 4 by another Underwriter or a Selling Firm appointed by another Underwriter.

5.	Marketing Materials

(a)	In connection with the use of marketing materials other than the road show in connection with the distribution of the Shares:

(i)	the Corporation has prepared, in consultation with the Representative and U.S. Representative, and has approved in writing, prior to the time the marketing materials (if any) were provided to potential investors in Canada, a template version of the marketing materials; such marketing materials (if any) comply with applicable requirements of Canadian Securities Laws, and such template version had been approved in writing by the Representative, on behalf of all of the Underwriters, and the Corporation, prior to the time such marketing materials were provided to potential investors in Canada;

(ii)	the Corporation has filed the template version of such marketing materials above with the Canadian Securities Regulators, and in any event has filed such materials on or before the day such marketing materials were first provided to any potential investor; and

(iii)	any comparables have been redacted from the template version of such marketing materials in accordance with NI 41-101 prior to filing such template version with the Canadian Securities Regulators, and a complete template version containing such comparables and any disclosure relating to the comparables, if any, has been delivered to the Canadian Securities Regulators by the Corporation as required by Canadian Securities Laws.

The Corporation confirms its approval of the Underwriters providing a limited-use version of such marketing materials above to potential investors to the extent permitted by Canadian Securities Laws and any other applicable securities laws.

(b)	The Corporation shall also prepare and file a revised template version of any marketing materials referred to above provided to potential investors in connection with the offering of the Shares where required under Canadian Securities Laws.

(c)	In connection with the road show, the Corporation hereby confirms that it has caused a template version of the road show to be delivered to each Canadian Securities Regulator.

(d)	During the period of distribution of the Shares, the Underwriters, on a several basis (and not joint or joint and several), covenant and agree:

(i)	to comply with Canadian Securities Laws in connection with the use of such revised marketing materials;

(ii)	not to provide any potential investor with any marketing materials other than the road show referred to in (c) above unless a template version of such marketing materials has been or will be filed by the Corporation with the Canadian Securities Regulators on or before the day such marketing materials are first provided to any potential investor; and

(iii)	not to provide any potential investor with: (i) any marketing materials relating to the distribution of the Shares other than the road show and any such marketing materials for which the template versions thereof have been approved and filed in accordance with the foregoing paragraphs, or (ii) any standard term sheet (as defined in NI 41-101) relating to the distribution of the Shares other than such standard term sheets approved in writing by the Corporation and the Representative, on behalf of all of the Underwriters.

(e)

The Underwriters will not make any representations or warranties with respect to the Corporation or the Shares, other than as set forth in the Prospectus and any marketing materials or standard term sheets approved in writing by the

Representative and the Corporation in accordance with this Section 5 or without the written approval of the Corporation, acting reasonably.

(f)	No Underwriter will be liable for a default by any of the other Underwriters or a Selling Firm appointed by any of the other Underwriters of such Underwriter’s obligations under this Section 5.

(g)	The Representative hereby confirms to the Corporation, on behalf of the Underwriters, that the Canadian Underwriters and the U.S. Underwriters have a reasonable expectation that the Shares sold in the combined offering of Canadian Stock and U.S. Stock will be sold primarily in the United States of America. Based upon the foregoing, the Final Base PREP Prospectus contains, and the Company shall cause the Supplemented PREP Prospectus and any Prospectus Amendment to contain, the contractual right of action prescribed by subsection 36A.1(5) of Form 41-101F1 under NI 41-101, or words to the same effect, as required by Section 13.12(2)(b) of NI 41-101.

6.	Delivery of Documents

(a)	On or prior to the time of filing of the Supplemented PREP Prospectus, the Corporation shall deliver or cause to be delivered to each of the Underwriters (except to the extent such documents have been previously delivered to the Underwriters or are available on SEDAR):

(i)	a copy of each of the Preliminary Prospectus, the Amended Preliminary Prospectus, Final Base PREP Prospectus and the Supplemented PREP Prospectus signed and certified by the Corporation, as required by Canadian Securities Laws in the Qualifying Jurisdictions;

(ii)	a copy of any other document required to be filed by the Corporation under Canadian Securities Laws, including without limitation any marketing materials and template versions thereof; and

(iii)	a “long-form” comfort letter of each of Deloitte LLP and Frank, Rimerman & Co., LLP dated the date of the Supplemented PREP Prospectus (with the requisite procedures to be completed by such auditors no later than two Business Days prior to the date of the Supplemented PREP Prospectus), addressed to the Underwriters, the Corporation and the directors of the Corporation, in form and substance satisfactory to the Representative, acting reasonably, with respect to certain financial and numerical information relating to the Corporation contained in the Supplemented PREP Prospectus, which letter shall be in addition to the auditors’ reports contained in the Supplemented PREP Prospectus and any auditors’ comfort letters addressed to the Canadian Securities Regulators.

(b)

In the event that the Corporation is required by Canadian Securities Laws to prepare and file a Prospectus Amendment, the Corporation shall prepare and deliver promptly to the Underwriters signed and certified copies of such

Prospectus Amendment. The Corporation shall permit the Underwriters to review and participate in the preparation of any Prospectus Amendment, it being understood and agreed that no Prospectus Amendment will be filed with any Canadian Securities Regulator, and no Prospectus Amendment distributed, without first obtaining the approval of the Underwriters, acting reasonably. Concurrently with the delivery of any Prospectus Amendment, the Corporation shall deliver to the Underwriters, with respect to such Prospectus Amendment, comfort letters similar to those referred to in Section 6(a)(iii). The Underwriters shall deliver a copy of any applicable Prospectus Amendment to each purchaser of Shares.

7.	Representations as to Prospectus and Prospectus Amendments

(a)	Filing of the Supplemented PREP Prospectus and any Prospectus Amendment shall constitute a representation and warranty by the Corporation to the Underwriters that, as at their respective dates and as at their respective dates of filing:

(i)	the information and statements (excluding the Underwriters’ Information) contained in the Supplemented PREP Prospectus and any Prospectus Amendment are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Shares as required by Canadian Securities Laws;

(ii)	no material fact has been omitted from such information and statements (excluding the Underwriters’ Information) that is required to be stated in such information and statements or that is necessary to make a statement contained in such information and statements not misleading, or not misleading in light of the circumstances under which it was made; and

(iii)	except with respect to any Underwriters’ Information, such documents comply fully with the requirements of Canadian Securities Laws, other than as to non-material matters of form or similar non-material matters.

Such filings shall also constitute the Corporation’s consent to the Underwriters’ use of the Supplemented PREP Prospectus and any Prospectus Amendment in connection with the distribution of the Shares in the Qualifying Jurisdictions in compliance with this Agreement and Canadian Securities Laws.

8.	Additional Representations, Warranties and Agreements of the Corporation

The Corporation represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying upon such representations and warranties in purchasing the Firm Shares and the Optional Shares, if any, and agrees with the several Underwriters, that:

(a)

Organization and Good Standing. The Corporation and each of its subsidiaries have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Corporation and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial condition, stockholders’ equity, results of operations or prospects of the Corporation and its subsidiaries taken as a whole or (ii) impair in any material respect the ability of the Corporation to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement or the Final Base PREP Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the U.S. Exchange Act) of the Corporation are the subsidiaries listed in Exhibit 21 to the Registration Statement. No entity that is a subsidiary of the Corporation within the meaning of Canadian Securities Laws is required to be disclosed in the Final Base PREP Prospectus pursuant to item 4.2 of Form 41-101F1 of NI 41-101 other than those which have been disclosed therein.

(b)	Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Corporation.

(c)	The Shares. The Shares to be issued and sold by the Corporation to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Final Base PREP Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, except as set forth in the Final Base PREP Prospectus.

(d)

Capitalization. The Corporation has an authorized capitalization as set forth under the heading “Consolidated Capitalization” in the Final Base PREP Prospectus, and all of the issued shares of capital stock of the Corporation have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with U.S. federal and state and Canadian provincial securities laws, as applicable, and conform to the description thereof contained in the Final Base PREP Prospectus under the heading “Description of Share Capital.” All of the Corporation’s options, warrants or other rights to purchase or exchange any securities for shares of the Corporation’s capital stock have been duly authorized and validly issued and were issued in compliance with U.S. federal and state and Canadian provincial securities laws. None of the outstanding Subordinate Voting Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Corporation. As of the date of the Final Base PREP Prospectus, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Corporation or any of its subsidiaries other than those described above or accurately described in the Final Base PREP Prospectus. Since such date, the Corporation has not issued any securities other than Subordinate Voting Shares issued pursuant to the exercise of warrants or upon the exercise of stock options or other awards outstanding under the Corporation’s stock option plans, options or other securities granted or issued pursuant to the Corporation’s existing equity compensation plans or other plans, and the issuance of Subordinate Voting Shares pursuant to employee stock purchase plans. The description of the Corporation’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Final Base PREP Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(e)	Capitalization of Subsidiaries. All the outstanding shares of capital stock (if any) of each subsidiary of the Corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Final Base PREP Prospectus, are owned by the Corporation directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(f)

No Conflicts. The execution, delivery and performance of this Agreement by the Corporation, the issuance and sale of the Shares by the Corporation and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Corporation or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries is bound or to which any of the property or assets of the Corporation or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Corporation or any of its subsidiaries or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Corporation or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf)

the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation of any of its subsidiaries.

(g)	No Consents Required. Except for the registration of the U.S. Stock and the Canadian Stock under the U.S. Securities Act, the U.S. Exchange Act and applicable state securities laws, the qualification of the U.S. Stock and the Canadian Stock for distribution in the Qualifying Jurisdictions under Canadian Securities Laws and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and the Exchange in connection with the purchase and distribution of the Shares by the Underwriters and the listing of the U.S. Stock and the Canadian Stock on the Exchange, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Corporation, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. To the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order requiring trading in any of the Corporation’s securities to cease, preventing or suspending the use of the Final Base PREP Prospectus or any Prospectus Amendment or preventing the distribution of the Shares in any Qualifying Jurisdiction nor has instituted proceedings for any of such purposes and, to the knowledge of the Corporation, no such proceedings are pending or contemplated.

(h)	Independent Auditors. Deloitte LLP and Frank, Rimerman & Co., LLP, who have each certified certain financial statements and related schedules of the Corporation and its subsidiaries included in the Registration Statement, are each independent with respect to the Corporation as required by U.S. Securities Act and the rules and regulations thereunder and as required by the Public Corporation Accounting Oversight Board (United States) (the “PCAOB”), and there has not been any event of the type described in Item 304 of Regulation S-K that has occurred with respect to such firm or any other prior auditor of the Corporation or any of its subsidiaries. Deloitte LLP is independent with respect to the Corporation within the meaning of the rules of professional conduct applicable to auditors in the Qualifying Jurisdictions, and there has not been any “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with such firm or any other prior auditor of the Corporation or any of its subsidiaries.

(i)

Financial Statements. The financial statements, together with the related notes and schedules, included in the Final Base PREP Prospectus fairly present the financial condition and the results of operations and changes in financial condition of the Corporation and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Final Base PREP Prospectus. The financial statements, together with the related notes and schedules, included in the Final Base PREP Prospectus comply in all material respects with the requirements of NI 41-101. No other financial statements or supporting schedules or exhibits are required by NI 41-101 to be described or included in the Final Base PREP Prospectus. The summary and selected consolidated financial data included in the Final Base PREP Prospectus under the headings “Summary of the Prospectus—Summary Consolidated Financial Data” and “Selected Historical Financial Data”, respectively, fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the financial statements set forth in the Final Base PREP Prospectus and other financial information.

(j)	No Material Adverse Change. Neither the Corporation nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Final Base PREP Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the Final Base PREP Prospectus, (ii) any change in the capital stock (other than (A) the issuance of Subordinate Voting Shares upon exercise of stock options and warrants described as outstanding in, (B) the grant of options and awards under existing equity incentive plans described in, or (C) pursuant to other agreements described in, the Final Base PREP Prospectus) or long-term debt of the Corporation or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Corporation on any class of capital stock, or (iii) any material adverse changes, or any development or new material fact involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Corporation and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Final Base PREP Prospectus.

(k)

Legal Proceedings. Except as set forth in the Final Base PREP Prospectus, there is no legal or governmental proceeding to which the Corporation or any of its subsidiaries is a party or of which any property or assets of the Corporation or any of its subsidiaries is the subject, including any proceeding before the Canadian federal Department of Health and any successor thereof (“Health Canada”) or any comparable federal, provincial, state, municipal, local or foreign governmental bodies in Canada or any other country, which is required to be described in the Final Base PREP Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Corporation or any of its subsidiaries, could reasonably be expected to have a Material

Adverse Effect; and, to the Corporation’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others. The Corporation is in compliance with all applicable federal, provincial, state, municipal, local and foreign laws, regulations, orders and decrees governing its business as prescribed by Health Canada, or any other federal, provincial, state, municipal, local or foreign agencies or bodies in Canada or any other country engaged in the regulation of cannabis, controlled drugs and substances or pharmaceuticals, except where noncompliance would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All preclinical and clinical studies conducted on behalf of the Corporation have been conducted by third parties, to the Corporation’s knowledge, in compliance with all applicable federal, provincial, state, municipal, local or foreign laws, rules, orders and regulations in Canada or any other country, except for such failure or failures to be in compliance as could not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

(l)	No Violation or Default. Neither the Corporation nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by Health Canada or any federal, provincial, state, municipal, local or foreign governmental or regulatory authority in Canada or any other country performing functions similar to those performed by Health Canada) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)

Licenses or Permits. The Corporation and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, provincial, state, municipal, local or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by Health Canada or any federal, provincial, state, municipal, local or foreign governmental or regulatory authority in Canada or any other country performing functions similar to those performed by Health Canada) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Final Base PREP Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Corporation and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Corporation has no reason to believe that any such Governmental Permit will not be renewed.

(n)	Regulatory Matters. The studies, tests and preclinical or clinical trials conducted on behalf of the Corporation that are described in the Final Base PREP Prospectus (the “Studies and Trials”) were and, if still pending, are being, conducted, to the Corporation’s knowledge, in accordance with all applicable laws governing the conduct of preclinical or clinical trials and the policies and guidelines of Health Canada or any federal, provincial, state, municipal, local or foreign governmental or regulatory authority in Canada or any other country performing functions similar to those performed by Health Canada and in accordance experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards and good clinical practices, except for such failure or failures to be in compliance as would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. The descriptions of the results of the Studies and Trials contained in the Final Base PREP Prospectus are accurate in all material respects. To the Corporation’s knowledge, the Studies and Trials have obtained informed consent by or on behalf of each human subject who participated in the Studies and Trials. To the Corporation’s knowledge, none of the Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by Health Canada or any federal, provincial, state, municipal, local or foreign governmental or regulatory authority in Canada or any other country performing functions similar to those performed by Health Canada to have engaged in scientific misconduct. The Corporation’s cultivation, manufacturing, production, processing, distribution and storage operations and facilities and the cultivation, manufacturing, production, processing, distribution and storage operations and facilities of its suppliers are operated in compliance with all applicable statutes, rules and regulations and all policies of Health Canada and comparable regulatory agencies outside of Canada to which the Corporation is subject, except for such failure or failures to be in compliance as would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

(o)

Regulatory Compliance. The Corporation has not received any inspection report, notice of adverse finding, warning letter, untitled letter or other correspondence with or notice from Health Canada or any other federal, provincial, state, municipal, local or foreign governmental or regulatory authority or court or arbitrator in Canada or any other country, alleging or asserting noncompliance with any applicable laws or regulations, including, without limitation, the Food and Drugs Act R.S.C. 1985, c. F-27 or the Controlled Drugs and Substances Act S.C. 1996, c. 19, that has not been resolved by the Corporation or that otherwise would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Corporation and any person acting on behalf of the

Corporation or any subsidiary are and have been in material compliance with applicable health care, cannabis, privacy and personal health information laws and the regulations promulgated pursuant to such laws and all other federal, provincial, state, municipal, local or foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Corporation in Canada or any other country. Except as set forth in the Final Base PREP Prospectus, the Corporation has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning or other notice or action relating to the alleged safety or efficacy of any product or any alleged product defect or violation and there is no basis for any such notice or action.

(p)	Corporation Activities. Neither the Corporation nor any of its subsidiaries nor, to the Corporation’s knowledge, any person acting on behalf of the Corporation or any subsidiary has cultivated, produced, processed, imported or distributed, or has any current intention to cultivate, produce, process, import or distribute, any cannabis or cannabinoid product or has otherwise engaged, or has any current intention to otherwise engage, in any direct or indirect dealings or transactions in or to the United States of America, its territories and possessions, any state of the United States and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is illegal. Neither the Corporation nor any of its subsidiaries has operated in or exported any cannabis or cannabinoid product to any jurisdiction except Canada, Portugal, Argentina, Australia, Chile, Croatia, Cyprus, the Czech Republic, Germany, New Zealand and South Africa. The Corporation and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to ensure that the Corporation and its subsidiaries do not carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not fully in compliance with all applicable federal, state or provincial laws.

(q)	U.S. Criminal Laws. Neither the Corporation nor any of its subsidiaries has engaged in, or will engage in, (i) any direct or indirect dealings or transactions in violation of U.S. federal or state criminal laws, including, without limitation, the Controlled Substances Act, the Racketeering Influenced and Corrupt Practices Act, the Travel Act or any anti-money laundering statute, or (ii) any “aiding and abetting” in any violation of U.S. federal or state criminal laws. No action, suit or proceeding by or before any U.S. court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to U.S. federal or state criminal laws is pending or threatened.

(r)	Investment Company Act. Neither the Corporation nor any of its subsidiaries is or, after giving effect to the offering of the U.S. Stock and the Canadian Stock and the application of the proceeds thereof as described in the Final Base PREP Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(s)	No Stabilization. Neither the Corporation nor, to the Corporation’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Corporation, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Corporation.

(t)

Intellectual Property. The Corporation and its subsidiaries own or possess the right to use all valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain names, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secrets, inventions, software, works of authorships, trade names, databases, recipes, formulae, know-how and other intellectual property (including other unpatented and/or unpatentable information, systems, or procedures) (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Final Base PREP Prospectus. The Corporation and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge still pending by any other person to the rights of the Corporation and its subsidiaries with respect to any Intellectual Property Rights owned or used by the Corporation or its subsidiaries. To the Corporation’s knowledge, the Corporation and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Final Base PREP Prospectus are valid, binding upon, and enforceable by or against the Corporation and, to the Corporation’s knowledge, by or against the other parties thereto in accordance to its terms. The Corporation has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any intellectual property license for, the use of the Intellectual Property Rights, and the Corporation has no knowledge of any breach or anticipated breach by any other person to any intellectual property license. Except as set forth in the Final Base PREP Prospectus, no claim has been made against the Corporation alleging the infringement by the Corporation of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Corporation has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Corporation’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Corporation has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Corporation in the conduct of the Corporation’s business. No claims have been asserted or threatened against the Corporation alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Corporation in the conduct of the Corporation’s business. The Corporation takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. The Corporation has taken commercially reasonable actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Corporation and that are material to the Corporation’s business.

(u)	Title to Real and Personal Property. The Corporation and each of its subsidiaries have good and marketable title in and (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Corporation and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Corporation or any of its subsidiaries or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(v)	No Acquisitions or Dispositions. Except as (i) are described in the Final Base PREP Prospectus or (ii) do not have a Material Adverse Effect, there are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Corporation of interests in real or personal property. No acquisition has been made by the Corporation during its three most recently completed fiscal years that would be a significant acquisition for the purposes of Canadian Securities Laws or that would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1 of NI 41-101, and no proposed acquisition by the Corporation has progressed to a state where a reasonable person would believe that the likelihood of the Corporation completing the acquisition is high and that: (i) if completed by the Corporation at the date of the Final Base PREP Prospectus, would be a significant acquisition for the purposes of Canadian Securities Laws, or (ii) would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1 of NI 41-101.

(w)

No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Corporation, or any of its subsidiaries, nor, to the Corporation’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Corporation or any of its subsidiaries or, to the Corporation’s knowledge, threatened against it and (B) no labor disturbance by or dispute with employees of the Corporation or any of its subsidiaries exists or, to the Corporation’s knowledge, is contemplated or threatened, and the Corporation is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Corporation is not aware that any key employee or significant group of employees of the Corporation or any subsidiary plans to terminate employment with the Corporation or any such subsidiary.

(x)	Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Corporation or any of its subsidiaries which could, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each employee benefit plan of the Corporation or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Corporation and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Corporation or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, reasonably be expected to cause the loss of such qualification.

(y)

Environmental Laws and Hazardous Materials. The Corporation and its subsidiaries are in compliance in all material respects with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Corporation or any of its subsidiaries (or, to the Corporation’s knowledge, any other entity for whose acts or omissions the Corporation or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Corporation or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule

(including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Corporation or any of its subsidiaries has knowledge.

(z)	Taxes. The Corporation and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns (or timely filed extensions with respect to such returns), and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Corporation or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)	Insurance. The Corporation and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as the Corporation reasonably believes is customary for companies engaged in similar businesses at a similar stage of development in similar industries. Neither the Corporation nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Corporation or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(bb)

Accounting Controls. The Corporation and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the rules and regulations under the U.S. Exchange Act) that complies with the requirements of the U.S. Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation’s internal control over financial reporting is effective (it being understood that this Section 8(bb) shall not require the Corporation to comply with Section 404 of the Sarbanes-Oxley

Act of 2002, as amended, as of an earlier date than it would otherwise be required to so comply under applicable law). Except as set forth in the Final Base PREP Prospectus, since the end of the Corporation’s most recent audited fiscal year, there has been (A) no material weakness in the Corporation’s internal control over financial reporting (whether or not remediated) and (B) no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

(cc)	Disclosure Controls. The Corporation and its subsidiaries maintain disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the rules under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Corporation and its subsidiaries in reports that they file or submit under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Corporation’s management to allow timely decisions regarding disclosures.

(dd)	Minute Books. The minute books of the Corporation and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary in all material respects of all meetings and written actions of the board of directors (including each board committee) and stockholders of the Corporation (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes or written consents.

(ee)	No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Corporation or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Corporation or any of its affiliates on the other hand, which is required to be described in the Final Base PREP Prospectus and which is not so described.

(ff)	No Registration Rights. No person or entity has the right to require registration of Subordinate Voting Shares or other securities of the Corporation or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as set forth in the Final Base PREP Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Corporation or any of its subsidiaries under the Securities Act.

(gg)	Margin Rules. The application of the proceeds received by the Corporation from the issuance, sale and delivery of the Stock as described in the Final Base PREP Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(hh)	No Broker’s Fees. Neither the Corporation nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or the U.S. Underwriting Agreement) that would give rise to a valid claim against the Corporation or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement or the Final Base PREP Prospectus.

(ii)	No Restrictions on Subsidiaries. Except as set forth in the Final Base PREP Prospectus, no subsidiary of the Corporation is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Corporation, from making any other distribution on such subsidiary’s capital stock, from repaying to the Corporation any loans or advances to such subsidiary from the Corporation or from transferring any of such subsidiary’s properties or assets to the Corporation or any other subsidiary of the Corporation.

(jj)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the U.S. Exchange Act) or forward-looking information within the meaning of Canadian Securities Laws contained in the Final Base PREP Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)	Listing. The Subordinate Voting Shares have been approved for listing subject to notice of issuance on the Exchange. A registration statement has been filed on Form 8-A pursuant to Section 12 of the U.S. Exchange Act, which registration statement complies in all material respects with the U.S. Exchange Act.

(ll)

No Unlawful Payments. Neither the Corporation nor its subsidiaries nor any director or officer of the Corporation or any of its subsidiaries nor, to the knowledge of the Corporation, any employee, agent, affiliate or other person acting on behalf of the Corporation or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulation of Canada or any other jurisdiction in which the Corporation or any subsidiary conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person. The Corporation and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. Neither the Corporation nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(mm)	Statistical and Market Data. The statistical and market related data included in the Final Base PREP Prospectus are based on or derived from sources that the Corporation believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(nn)	Compliance with Money Laundering Laws. The operations of the Corporation and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and Part II.1 of the Criminal Code (Canada), and the applicable anti-money laundering statutes of jurisdictions where the Corporation and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Corporation’s knowledge, threatened.

(oo)	Compliance with Sanctions.

(i)	Neither the Corporation nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Corporation’s knowledge any agent, affiliate, representative or other person acting on behalf of the Corporation or any of its subsidiaries, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, Global Affairs Canada or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of comprehensive economic Sanctions including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea (each, a “Sanctioned Territory”).

(ii)

The Corporation will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any unauthorized activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any Sanctioned Territory; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)	For the past five (5) years, the Corporation and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions in violation of applicable Sanctions.

(pp)	No Associated Persons; FINRA Matters. Neither the Corporation nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(qq)	Accuracy of Descriptions. The statements in the Final Base PREP Prospectus under the heading “Business of the Company—Regulatory Environment” and “Interests of Management and Others in Material Transactions” are accurate and fair summaries of the matters described therein in all material respects.

Any certificate signed by or on behalf of the Corporation and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Corporation to each Underwriter as to the matters covered thereby.

9.	Covenants of the Corporation

The Corporation covenants and agrees with the Underwriters that:

(a)	it will advise the Underwriters, promptly after receiving notice thereof, of the time when the Supplemented PREP Prospectus or any Prospectus Amendment has been filed, and when any receipt for a Prospectus Amendment has been obtained, and will provide evidence satisfactory to the Underwriters of each such filing and the issuance or deemed issuance of receipts in respect thereof from all of the Canadian Securities Regulators; and

(b)

it will advise the Underwriters, promptly after receiving notice or obtaining knowledge, of: (i) the issuance by any Canadian Securities Regulator or U.S. securities regulator of any order suspending or preventing the use of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Supplemented PREP Prospectus or any Prospectus Amendment; (ii) the suspension of the qualification of the Shares for distribution or sale in any of the Qualifying Jurisdictions; (iii) the institution or threatening of any proceeding for any of those purposes; or (iv) any requests made by any Canadian Securities Regulator for amending or supplementing the Prospectus, or for additional information, and will use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly.

10.	Commercial Copies

The Corporation shall cause commercial copies of the Supplemented PREP Prospectus to be delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request by written or oral instructions to the printer of such documents. Such delivery of the Supplemented PREP Prospectus shall be effected as soon as possible after filing of the Supplemented PREP Prospectus with the Canadian Securities Regulators, but in any event on or before 12:00 noon (Toronto time) on ●, 2018 (for deliveries in Toronto) and 12:00 noon (local time) on ●, 2018 (for deliveries in Canada other than in Toronto). Such deliveries shall constitute the consent of the Corporation to the Underwriters’ use of the Supplemented PREP Prospectus for the distribution of the Shares in the Qualifying Jurisdictions in compliance with the provisions of this Agreement and Canadian Securities Laws. The Corporation shall similarly cause to be delivered commercial copies of any Prospectus Amendments.

11.	Completion of Distribution

The Underwriters shall, and shall cause each Selling Firm to, after the Closing Time and, if applicable, after the Option Closing Time:

(a)	use commercially reasonable efforts to complete the distribution of the Firm Shares and Optional Shares, as applicable, as promptly as possible; and

(b)	give prompt written notice to the Corporation when, in the opinion of the Underwriters, they have completed distribution of the Firm Shares or Optional Shares (as applicable), including notice of the total proceeds realized or number of Shares sold in each of the Qualifying Jurisdictions from such distribution provided that such notice shall be provided on a Business Day no later than 30 days following the date on which such distribution shall have been completed.

12.	Material Change or Change in Material Fact During Distribution

(a)	During the period from the date of this Agreement to the later of the Option Closing Date and the date of completion of distribution of the Shares under the Supplemented PREP Prospectus, the Corporation shall promptly notify the Underwriters in writing of:

(i)	any filing made by the Corporation of information relating to the offering of the Shares with any securities exchange or Governmental Authority in Canada or the United States or any other jurisdiction;

(ii)	any material change (actual, anticipated, contemplated or threatened, financial or otherwise) with respect to the Corporation;

(iii)	any material fact which has arisen or has been discovered and would have been required to have been stated in the Supplemented PREP Prospectus had the fact arisen or been discovered on or prior to the date of such document; and

(iv)	any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Supplemented PREP Prospectus or any Prospectus Amendment which fact or change is, or may be, of such a nature as to render any statement in the Supplemented PREP Prospectus or any Prospectus Amendment misleading or untrue in any material respect or which would result in a misrepresentation in the Supplemented PREP Prospectus or any Prospectus Amendment or which would result in the Supplemented PREP Prospectus or any Prospectus Amendment not complying (to the extent that such compliance is required) with Canadian Securities Laws, in each case, as at any time up to and including the later of the Option Closing Date and the date of completion of the distribution of the Shares.

(b)	The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under Canadian Securities Laws as a result of a fact or change referred to in Section 12(a), provided that the Corporation shall not file any Prospectus Amendment or other document without first obtaining from the Underwriters the approval of the Representative, after consultation with the other Underwriter with respect to the form and content thereof, which approval will not be unreasonably withheld. For the avoidance of doubt, no Underwriter shall withhold approval in the event that withholding such approval would cause the Corporation to be in violation of Canadian Securities Laws. The Corporation shall in good faith discuss with the Representative any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 12.

13.	Change in Canadian Securities Laws

If during the period of distribution of the Shares there shall be any change in Canadian Securities Laws which requires the filing of a Prospectus Amendment, the Corporation shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate regulator in each of the Qualifying Jurisdictions where such filing is required.

14.	Underwriting Discount

At the Closing Time, the Underwriters shall purchase the Firm Shares pursuant to this Agreement at the Purchase Price, which represents a discount of 7% to the Public Offering Price per Firm Share at which the Firm Shares will be sold to the public in the Qualifying Jurisdictions pursuant to the Supplemented PREP Prospectus. At the Option Closing Time, the Underwriters shall also purchase the Optional Shares, if any, pursuant to this Agreement at the Purchase Price, except that payment of the Purchase Price for the Optional Shares may be made in Canadian dollars, U.S. dollars or combination of Canadian dollars and U.S. dollars at the election of the Representative, as provided in Section 15 below.

15.	Delivery of Purchase Price and Shares

The purchase and sale of the Firm Shares and any Optional Shares shall be completed at the Closing Time or Option Closing Time, as the case may be, at the offices of Blake, Cassels & Graydon LLP, 595 Burrard Street, Suite 2600, Three Bentall Centre, Vancouver, British Columbia, Canada V7X 1L3, or at such other place as the Representative and the Corporation may agree.

At the Closing Time, the Corporation shall duly and validly deliver the Firm Shares, and at the Option Closing Time, if any, the Corporation shall duly and validly deliver the Optional Shares, to the DTC participant account of ● through the facilities of DTC, for further credit to the account of the Representative held through CDS Clearing and Depository Services Inc. for the respective accounts of the several Underwriters, or, at the election of the Representative, in the form of definitive certificates, in each such case issued in such names and in such denominations as the Representative may direct by notice in writing to the Corporation given at or prior to 12:00 Noon, Toronto time, on the second (2nd) full business day preceding the Closing Date or the Option Closing Date, as the case may be.

In either case, delivery by the Corporation of the Firm Shares or delivery by the Corporation of the Optional Shares, shall be against payment by the Underwriters to the Corporation of the Purchase Price for the Firm Shares or the Optional Shares, as the case may be, sold by the Corporation, by wire transfer or transfers of immediately available funds together with a receipt or receipts signed by the Representative, on behalf of the Underwriters, for such Firm Shares or Optional Shares, as the case may be. Notwithstanding any other provision of this Agreement, the Corporation agrees that any payment by the Underwriters for any or all Optional Shares purchased by the Underwriters pursuant to this Agreement may be made either in Canadian dollars at the Purchase Price or in the equivalent amount in U.S. dollars based on the current exchange rate on the date of this Agreement, being the amount of U.S. $● per Optional Share.

16.	Conditions to Underwriters’ Obligation to Purchase Shares

The Underwriters’ obligation to purchase the Firm Shares at the Closing Time, and the Underwriters’ obligation to purchase the Optional Shares at the Option Closing Time, shall be subject to the representations and warranties of the Corporation contained in this Agreement being accurate as of the Closing Date, to the Corporation having performed all of its obligations under this Agreement and to the following additional conditions:

(a)

Canadian Prospectus Compliance; No Cease Trade Orders. The Corporation shall have: (A) prepared and filed each of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Base PREP Prospectus with the Canadian Securities Regulators and has obtained a Passport System decision document from the British Columbia Securities Commission evidencing the issuance by the Canadian Securities Regulators of receipts for each of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Base PREP Prospectus; (B)

prepared and filed a Supplemented PREP Prospectus setting forth the PREP Information in a form approved by the Underwriters, acting reasonably, within the time permitted or required by Canadian Securities Laws; and the Corporation shall have filed any Prospectus Amendment as may have been required to have been filed by the Corporation prior to Closing Time pursuant to Canadian Securities Laws. None of the Canadian Securities Regulators or any comparable authority has issued any order preventing or suspending the use of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Base Prep Prospectus, the Supplemented PREP Prospectus or any Prospectus Amendment, or preventing or suspending the offer, sale or distribution of the Shares in the manner contemplated herein, nor instituted any proceedings for that purpose.

(b)	No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Corporation on or prior to such Closing Date that the Final Base PREP Prospectus, the Supplemented PREP Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that any such document contained or contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)	Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Canadian Stock, the Final Base PREP Prospectus, the Supplemented PREP Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Corporation shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	Opinion and Negative Assurance Letter of U.S. Counsel for the Corporation. Cooley LLP shall have furnished to the Representative such counsel’s written opinion and Negative Assurance Letter, as counsel to the Corporation, addressed to the Underwriters and each dated such Closing Date, in form and substance reasonably satisfactory to the Representative, which opinion and Negative Assurance Letter shall address the same matters as those provided to the U.S. Underwriters, shall include the Canadian Stock in the scope of any opinion relating to the U.S. Stock and shall also address the following additional matters:

(A)	that all necessary corporate action has been taken by the Corporation to authorize the execution of each of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Base PREP Prospectus, the Supplemented PREP Prospectus and, if applicable, any Prospectus Amendment, and the filing of such documents under Canadian Securities Laws in each of the Qualifying Jurisdictions;

(B)	that all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(C)	that the execution and delivery of this Agreement and the performance of the Corporation’s obligations hereunder do not and will not result in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of the charter or by-laws of the Corporation; and

(D)	that the statements in Supplemented PREP Prospectus under the heading “Material U.S. Federal Income Tax Considerations for Certain Non-U.S. Holders” are accurate, subject to the assumptions, qualifications, limitations and restrictions set out therein.

(e)	Opinion of U.S. Regulatory Counsel for the Corporation. Davis Wright Tremaine LLP shall have furnished to the Representative such counsel’s written opinion, as U.S. regulatory counsel to the Corporation, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(f)	Opinion of Canadian Corporate Counsel for the Corporation. McCarthy Tétrault LLP shall have furnished to the Representative such counsel’s written opinion, as Canadian corporate counsel to the Corporation, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(g)	Opinion of Canadian Internal Counsel for the Corporation. The Corporation’s General Counsel of Canada shall have furnished to the Representative such counsel’s written opinion addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(h)	Opinion of Canadian Securities Law Counsel for the Corporation. The Underwriters shall have received a legal opinion, in form and substance satisfactory to the Representative, acting reasonably, addressed to the Underwriters, the Corporation and, if required for opinion purposes, Canadian counsel to the Underwriters, from Blake, Cassels & Graydon LLP, Canadian securities law counsel to the Corporation, as to the laws of Canada and the Qualifying Jurisdictions, which counsel in turn may rely upon the opinions of local counsel where it deems such reliance proper as to the laws of provinces other than British Columbia, Ontario and Alberta (or alternatively make arrangements to have such opinions directly addressed to the Underwriters and, if required for opinion purposes, counsel to the Underwriters) and as to matters of fact, on certificates of Governmental Authorities and officers of the Corporation, with respect to the following matters:

(A)	that, to the extent governed by British Columbia law, this Agreement has been duly executed and delivered by the Corporation and is enforceable against the Corporation in accordance with its terms, subject to customary qualifications for enforceability opinions;

(B)	that no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority is required of the Corporation under the laws of the Province of British Columbia and the federal laws of Canada applicable therein in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder, other than filings under securities laws of the Province of British Columbia which have been duly made by or on behalf of the Corporation (other than the filing of a report as to the geographic distribution of the Shares);

(C)	that the execution and delivery of this Agreement and the performance of the Corporation’s obligations hereunder do not and will not result in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of any laws of the Province of British Columbia or the federal laws of Canada applicable therein;

(D)	that the statements in the Supplemented PREP Prospectus under the heading “Certain Canadian Federal Income Tax Considerations” are accurate, subject to the assumptions, qualifications, limitations and restrictions set out therein; and

(E)	that all documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by the Corporation to qualify the Shares for distribution and sale to the public in each of the Qualifying Jurisdictions through investment dealers registered under the applicable securities laws of the Qualifying Jurisdictions who have complied with the relevant provisions of such applicable securities laws.

(i)	Opinion of Portuguese Counsel for the Corporation. Gama Glória shall have furnished to the Representative such counsel’s written opinion, as Portuguese counsel to the Corporation, addressed to the Underwriters and dated such Closing Date.

(j)

Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Representative shall have received from Osler, Hoskin & Harcourt LLP, counsel for the Underwriters, such Canadian and U.S. legal opinion or opinions and Negative Assurance Letter, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Corporation shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters, it being understood that in expressing opinions regarding the laws of any province of Canada other than the Province of Ontario, such counsel shall be shall be entitled to rely on the opinions of local counsel in such other provinces.

(k)	Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from each of Deloitte LLP and Frank, Rimerman & Co., LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative, stating the conclusions and findings of such firms, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in the Supplemented PREP Prospectus relating to or derived from the financial statements audited by them respectively.

(l)	Bring Down Comfort Letter. On the date of any amendment to the Supplemented PREP Prospectus and on such Closing Date, the Representative shall have received a letter (the “bring-down letter”) from Deloitte LLP addressed to the Underwriters and dated such date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Supplemented PREP Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (k) of this Section 16.

(m)	Officers’ Certificate. The Corporation shall have furnished to the Representative a certificate, dated such Closing Date, of its Chief Executive Officer and Chief Financial Officer stating in their respective capacities as officers of the Corporation on behalf of the Corporation and not in their individual capacities that (i) no cease trade order suspending the use of the Final Base PREP Prospectus, the Supplemented PREP Prospectus or any amendment thereto, or prohibiting the sale of the Canadian Stock, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, and (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Corporation in this Agreement are true and correct and the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(n)	Exchange Listing. The Exchange shall have approved the U.S. Stock and the Canadian Stock for listing therein, subject only to official notice of issuance and evidence of satisfactory distribution.

(o)	Good Standing. The Representative shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Corporation and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(p)	Lock-Up Agreements. The Representative shall have received the written agreements, substantially in the form of Schedule B hereto, of the officers, directors, stockholders and optionholders of the Corporation listed in Schedule A to this Agreement.

(q)	Secretary’s Certificate. The Corporation shall have furnished to the Representative a Secretary’s Certificate of the Corporation, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(r)	U.S. Underwriting Agreement. The U.S. Underwriting Agreement shall not have been terminated and shall remain in full force and effect at such Closing Date; all other conditions precedent to, and actions necessary for, the delivery of the U.S. Firm Stock or the U.S. Optional Stock, as the case may be, to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement shall have been satisfied or taken; and the sale of the U.S. Firm Stock or the U.S. Optional Stock, as the case may be, by the Corporation to the U.S. Underwriters shall be completed concurrently with the sale of the Canadian Firm Shares or the Canadian Optional Shares, as the case may be, to the Canadian Underwriters.

(s)	Chief Financial Officer Certificate. The Corporation shall have furnished to the Representative a certificate, dated such Closing Date, of its Chief Financial Officer, substantially in the form of Schedule D hereto.

(t)	Additional Documents. On or prior to such Closing Date, the Corporation shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

17.	Rights of Termination

(a)	Regulatory Proceedings Out

If, after the date hereof and prior to the Closing Time, any enquiry, action, suit, investigation or other proceeding, whether formal or informal, is instituted or announced or any order is made by any federal, provincial or other Governmental Authority in relation to the Corporation which in the opinion of any of the Underwriters, acting reasonably, operates to prevent or restrict the distribution or trading of the Shares, then such Underwriter shall be entitled, at its option and in accordance with Section 17(e), to terminate its obligations under this Agreement by notice to that effect given to the Corporation any time at or prior to the Closing Time.

(b)	Disaster Out

If, after the date hereof and prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the reasonable opinion of any of the Underwriters, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation and its subsidiaries taken as a whole, then such Underwriter shall be entitled, at its option and in accordance with Section 17(e), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at any time at or prior to the Closing Time.

(c)	Material Change or Change in Material Fact Out

If, after the date hereof and prior to the Closing Time, there shall occur, be discovered by the Underwriters or be announced by the Corporation any material change or change in a material fact or a new material fact arises or is discovered (other than a change or fact related solely to the Underwriters) which, in the reasonable opinion of any of the Underwriters, would result in the purchasers of a material number of Shares exercising their right under applicable Canadian Securities Laws to withdraw from their purchase of Shares, or would be expected to have a significant adverse effect on the market price or value of the Shares, then such Underwriter shall be entitled, at its option, in accordance with Section 17(e), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation any time at or prior to the Closing Time.

(d)	Non-Compliance with Conditions

The Corporation agrees that all terms and conditions in Section 16 shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its commercially reasonable efforts to cause such conditions to be complied with, and that any breach or failure by the Corporation to comply with any such conditions in all material respects shall entitle any of the Underwriters to terminate its obligations to purchase the Shares by notice to that effect given to the Corporation at any time at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. Each Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that (1) the Corporation shall be notified of any such waiver or extension, and (2) any such waiver or extension shall be binding upon an Underwriter only if such waiver or extension is in writing and signed by the Underwriter.

(e)	Exercise of Termination Rights

The rights of termination contained in Sections 17(a), (b), (c) and (d) may be exercised by any of the Underwriters with respect to the obligations of such Underwriter and are in addition to any other rights or remedies any of the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the terminating Underwriter(s) to the Corporation or on the part of the Corporation to the terminating Underwriter(s) except in respect of any liability which may have arisen prior to or which may arise after such termination under Sections 18 and 20. A notice of termination given by an Underwriter under Section 17(a), (b), (c) or (d) shall not be binding upon any other Underwriter who has not also executed such notice.

18.	Indemnification and Contribution

(a)	Indemnification of Underwriters by the Corporation. The Corporation shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under Canadian Securities Laws, the U.S. Securities Act, the U.S. Exchange Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon:

(i)	any information or statement (excluding any Underwriters’ Information) contained in any Indemnified Disclosure Document or in any certificate of the Corporation delivered pursuant to this Agreement which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or an untrue statement of a material fact within the meaning of the U.S. Securities Act or the U.S. Exchange Act; or

(ii)	any omission or alleged omission to state in any Indemnified Disclosure Document, or in any certificate of the Corporation delivered pursuant to this Agreement, any material fact required to be stated with respect to Corporation and its business and not with respect to the Underwriters in such document or necessary to make any statement in such document not misleading, or not misleading in light of the circumstances under which it was made;

and shall reimburse each Underwriter Indemnified Party promptly upon demand for any documented legal fees or other expenses reasonably incurred by that

Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon a misrepresentation or an untrue statement or alleged untrue statement in, or omission or alleged omission from any Indemnified Disclosure Document made in reliance upon and in conformity with written information furnished to the Corporation through the Representative by or on behalf of any Underwriter or U.S. Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

The indemnity agreement in this Section 18(a) is not exclusive and is in addition to any other liability which the Corporation might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)

Indemnification of Corporation by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Corporation and its directors, its officers and each person, if any, who controls the Corporation within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (collectively the “Corporation Indemnified Parties” and each a “Corporation Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Corporation Indemnified Party may become subject, under Canadian Securities Laws, the U.S. Securities Act, the U.S. Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any misrepresentation or any untrue statement or alleged untrue statement of a material fact contained in any Indemnified Disclosure Document, or (ii) the omission or alleged omission to state in any Indemnified Disclosure Document a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the misrepresentation or alleged misrepresentation, untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation through the Representative by or on behalf of that Underwriter or a U.S. Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Corporation Indemnified Parties for any documented legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Corporation Indemnified Parties.

(c)

Promptly after receipt by an indemnified party under this Section 18 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 18, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 18 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 18. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 18 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Corporation in the case of a claim for indemnification under Section 18(a), or the Representative in the case of a claim for indemnification under Section 18(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 18 consist of any Underwriter Indemnified Party or by the Corporation if the indemnified parties under this Section 18 consist of any Corporation Indemnified Parties. Subject to this Section 18(c), the amount payable by an indemnifying party under Section 18 shall include, but not be limited to, (x) reasonable documented legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 18 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 18(a) or 18(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)

If the indemnification provided for in this Section 18 is unavailable or insufficient to hold harmless an indemnified party under Section 18(a) or 18(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other, from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 18(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 18(d) but also the relative fault of the Corporation, on the one hand, and the Underwriters, on the other, with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares purchased under this Agreement (net of any underwriting discounts and commissions but before deducting expenses) received by the Corporation bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Corporation, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Corporation through the Representative by or on behalf of the Underwriters or the U.S. Underwriters for use in the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e)

The Corporation and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 18(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 18(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 18(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 18, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 18 are several in proportion to their respective underwriting obligations and not joint.

19.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

20.	Expenses

The Corporation agrees to pay, or reimburse if paid by any Underwriter: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the qualification of the Shares for distribution pursuant to the securities laws of the Qualifying Jurisdictions; (c) the costs incident to the preparation, printing and distribution of the Preliminary Prospectus, the Prospectus, any amendments or supplements thereto and the costs of printing, reproducing and distributing this Agreement and any closing documents by mail, telex or other means of communications; (d) the cost of preparing and printing stock certificates; (e) all fees and expenses of the registrar and transfer agent of the Shares; (f) the costs and expenses of the Corporation relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Corporation, travel and lodging expenses of the officers of the Corporation and such consultants, provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters; and (g) all other costs and expenses of the Corporation incident to the offering of the Shares or the performance of the obligations of the Corporation under this Agreement (including, without limitation, the fees and expenses of the Corporation’s counsel and the Corporation’s independent accountants); provided that, except to the extent otherwise provided in this Section 20 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Shares by them and the expenses of advertising any offering of the Shares made by the Underwriters.

21.	Obligations to Purchase

(a)	Obligation of Underwriters to Purchase

Subject to Section 21(e), the obligation of the Underwriters to purchase the Firm Shares or the Optional Shares, as the case may be, at the Closing Time or the Option Closing Time, as the case may be, shall be several and not joint and each of the Underwriters shall be obligated to purchase only that percentage of the Firm Shares or the Optional Shares, as the case may be, set out opposite the name of such Underwriter below.

BMO Nesbitt Burns Inc.	●	%
Eight Capital	●	%

100%

(b)	Purchases by Other Underwriters

Subject to Section 21(c), in the event that any of the Underwriters shall fail to purchase its applicable percentage of the Firm Shares or the Optional Shares, as the case may be, at the Closing Time or at the Option Closing Time, as the case may be, and the aggregate number of such Firm Shares or Optional Shares, as the case may be, is 10% or more of the total number of Firm Shares or Optional Shares, as the case may be, the non-defaulting Underwriters shall have the right, but shall not be obligated, to purchase on a pro rata basis all of the percentage of the Firm Shares or the Optional Shares, as the case may be, which would otherwise have been purchased by such Underwriter which is in default. In the event that such right is not exercised, the others which are not in default shall be relieved of all obligations to the Corporation under this Agreement.

(c)	Exercise of Termination Rights

In the event that one or more but not all of the Underwriters shall exercise their right of termination under Section 17, the other Underwriters shall have the right, but shall not be obligated, to purchase on a pro rata basis all of the percentage of the Firm Shares or the Optional Shares, as the case may be, which would otherwise have been purchased by such Underwriters which have so exercised their right of termination.

(d)	Pro Rata Division if More Demand

In the circumstances contemplated by Sections (b) or (c) above, if the amount of the Firm Shares or the Optional Shares, as the case may be, which the remaining Underwriters wish, but are not obliged, to purchase exceeds the amount of the Firm Shares or the Optional Shares, as the case may be, which would otherwise have been purchased by an Underwriter which is in default (in the case of Section (b) above), or which remain available for purchase (in the case of Section (c) above), such Firm Shares or Optional Shares, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Firm Shares or Optional Shares, as the case may be, in proportion to the percentage of Firm Shares or Optional Shares, as the case may be, which such Underwriters have agreed to purchase as set out in Section 21(a) as adjusted for terminated and non-participating Underwriters.

(e)	Purchase by Non-Defaulting Underwriters

In the circumstances contemplated by Section 21(b) above, in the event that any of the Underwriters shall fail to purchase its applicable percentage of the Firm Shares or the Optional Shares, as the case may be, at the Closing Time or at the Option Closing Time, as the case may be, and the aggregate number of such Firm

Shares or Optional Shares, as the case may be, is less than 10% of the total number of Firm Shares or Optional Shares, as the case may be, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase on a pro rata basis or in such other proportions as the non-defaulting Underwriters may agree, all of the percentage of the Firm Shares or the Optional Shares, as the case may be, which would otherwise have been purchased by such Underwriter which is in default, provided that the non-defaulting Underwriters shall have the right to postpone the Closing Time or Option Closing Time, as the case may be, for such period, not exceeding three calendar days, as they shall determine and notify the Corporation in order that the required changes, if any, to the Supplemented PREP Prospectus and Prospectus Amendments or to any other documents or other arrangements may be effected.

(f)	No Obligation to Sell Less than All; Further Liability

Nothing in this Section 21 shall oblige the Corporation to sell to the Underwriters less than all of the Firm Shares or the number of Optional Shares set out in the Exercise Notice, as the case may be, or relieve from liability to the Corporation any Underwriter which may be in default. In the event of the termination of the Corporation’s obligations under this Agreement, there shall be no further liability on the part of the Corporation to the Underwriters except in respect of any liability which may have arisen or may arise under Sections 18 and 20.

22.	Corporation Lock-Up

During the period commencing on and including the date hereof and ending on and including the (180th) day following the date of this Agreement (the “Lock-Up Period”), the Corporation will not, without the prior written consent of the U.S. Representative (which consent may be withheld at the sole discretion of the U.S. Representative), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the U.S. Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the U.S. Securities Act in respect of, any common stock of the Corporation, or any options, rights or warrants to acquire common stock or securities exchangeable or exercisable for or convertible into common stock (other than as contemplated by this Agreement with respect to the Shares) or publicly announce any intention to do any of the foregoing; provided, however, that the Corporation may: (i) issue common stock as contemplated by this Agreement; (ii) issue common stock and options to purchase common stock, shares of common stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Corporation in effect on the date hereof and described in the Prospectus; (iii) issue common stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the Prospectus; (iv) sell or issue or agree to sell or issue common stock representing up to 5% of the outstanding shares of common stock on a fully diluted basis and, with the prior written consent of the U.S. Representative, any shares of common stock or any securities convertible into or exercisable or exchangeable for such shares of common stock representing greater than 5% of the outstanding shares of common stock on a fully diluted basis as of the date of any definitive agreement (as adjusted for stock splits, stock dividends and similar events), in each case, in connection with any mergers, acquisitions of securities, business properties or other assets, joint ventures or strategic alliances, provided that this clause (iv) shall not be available unless each recipient of shares of common stock, or securities exchangeable or exercisable for or convertible into common stock, shall be contractually obligated to execute a “lock-up” agreement substantially in the form of Schedule B hereto; or (v) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the U.S. Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of Subordinate Voting Shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the U.S. Securities Act and (2) this clause (v) shall not be available unless each recipient of shares of common stock, or securities exchangeable or exercisable for or convertible into common stock, pursuant to such new equity incentive plan shall be contractually obligated to execute a “lock-up” agreement substantially in the form of Schedule B hereto. The Corporation will cause each person and entity listed in Schedule A to furnish to the Representative, prior to the date of the Supplemented PREP Prospectus, a “lock-up” agreement, substantially in the form of Exhibit B hereto. In addition, the Corporation will direct the transfer agent to place stop transfer restrictions upon any such securities of the Corporation that are bound by such “lock-up” agreements.

If the U.S. Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter in the form of Schedule B hereto for an officer or director of the Corporation and provides the Corporation with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Corporation agrees to announce the impending release or waiver by a press release in the form of Schedule C hereto through a major news service at least two business days before the effective date of the release or waiver.

23.	Survival of Representations and Warranties

The representations, warranties, obligations and agreements of the Corporation contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Shares shall survive the purchase of the Shares, with such representations, warranties, obligations and agreements of the Corporation to survive and continue in full force and effect for a period ending on the latest date under applicable Canadian laws that a holder of the Shares may be entitled to commence an action or exercise a right of rescission with respect to a misrepresentation contained in the Prospectus; (other than in respect of the indemnification obligations of the Corporation set forth in Section 18 or in respect of any claim that may be pending at that time with respect to any representation, warranty, obligation or agreement of the Corporation contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Shares, which in each case shall survive indefinitely) and, in each case, and shall continue in full force and effect unaffected by any subsequent disposition of the Shares by the Underwriters or the termination of the Underwriters’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the preparation of the Prospectus, any Prospectus Amendments or the distribution of the Shares.

24.	Time

Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

25.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia.

26.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Tilray, Inc.

1920 Eastlake Avenue E.

Seattle, WA 98102

Attention: Brendan Kennedy

E-mail: brendan.kennedy@tilray.com

If to the Underwriters, addressed and sent to:

BMO Nesbitt Burns Inc.

100 King Street West

Toronto, Ontario M5X 1H3

Attention:         Andrew Warkentin

E-mail:             andrew.warkentin@bmo.com

or to such other address as any of the parties may designate by giving notice to the others in accordance with this Section 26. Each notice shall be personally delivered to the addressee or sent by e-mail to the addressee. A notice which is personally delivered or delivered by e-mail shall, if delivered prior to 5:00 p.m. (Toronto time) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered.

27.	Authority of the Representative

The Representative is hereby authorized by the other Underwriter to act on its behalf and the Corporation shall be entitled to and shall act on any notice given in accordance with Section 26 or agreement entered into by or on behalf of the Underwriters by the Representative. The

Representative represents and warrants that it have irrevocable authority to bind the Underwriters, except in respect of a notice of termination pursuant to Section 17, which notice may be given by any of the Underwriters exercising such right, or any waiver pursuant to Section 17(e), which waiver must be signed by all of the Underwriters. The Representative shall consult with the other Underwriter concerning any matter in respect of which it acts as representative of the Underwriters.

28.	Underwriters’ Activities

Nothing in this Agreement or the nature of the services to be provided by the Underwriters will be deemed to create a fiduciary or agency relationship between any of the Underwriters and the Corporation or their security holders, creditors, employees or any other party, as applicable. The Corporation acknowledges and understands that: (a) the Underwriters may act as traders of, and dealers in, securities both as principal and on behalf of clients and that in the ordinary course of its trading and dealing activities, any of the Underwriters and their affiliates at any time may hold long or short positions in the securities of the Corporation or any of its respective related entities and, from time to time, may have executed or may execute transactions on behalf of such persons; (b) any of the Underwriters may conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to clients on investment matters, including with respect to any such person and/or the offering of Shares; and (c) the Underwriters or their controlling shareholders may extend loans or provide other financial services in the ordinary course of business to any such person (collectively, “Bank Business”). The Corporation agrees not to seek to restrict or challenge the ability of any of the Underwriters or their affiliates to conduct Bank Business.

The Corporation acknowledges that none of the Underwriters is advising the Corporation as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Corporation should consult with its own advisors concerning such matters and be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters have no liability to the Corporation with respect thereto.

In performing its responsibilities under this Agreement, each of the Underwriters may use the services of its affiliates provided that it will be responsible for ensuring that such affiliates comply with the terms of this Agreement.

29.	No Advisory or Fiduciary Responsibility

The Corporation acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand; (ii) in connection therewith each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favour of the Corporation with respect to the purchase and sale of the Shares pursuant to this Agreement or any other obligation to the Corporation except the obligations expressly set forth in this Agreement; and (iv) each of the Corporation has consulted or had the opportunity to consult with its own legal and other advisors to the extent it deemed appropriate. The Corporation agrees that it will not claim that the Underwriters, or either of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation, as applicable, in connection with the purchase and sale of the Shares pursuant to this Agreement.

30.	Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile or by email in portable document or other similar format and all such counterparts and electronic copies shall together constitute one and the same agreement.

[The remainder of this page has been left blank intentionally.]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this Agreement where indicated below and returning the same to the Representative upon which this Agreement as so accepted shall constitute an agreement among us.

BMO NESBITT BURNS INC.

By:
Name: Andrew Warkentin
Title: Director

EIGHT CAPITAL

By:
Name:
Title:

The foregoing offer is accepted and agreed to as of the date first above written.

TILRAY, INC.

By:
Name:
Title:

SCHEDULE A

LOCK-UP AGREEMENT PARTIES

Officers and Directors

1.	Brendan Kennedy
2.	Edward Wood Pastorius, Jr.
3.	Mark Castaneda
4.	Michael Auerbach
5.	Rebekah Dopp
6.	Maryscott Greenwood
7.	Christine St.Clare

Stockholders

1.	Privateer Holdings, Inc.
2.	E Squared II LLC
3.	Granite Point Capital Select Opportunities Fund L.P.
4.	Cowen TR LLC
5.	AC Anson Investments Ltd.
6.	Anson Opportunities Master Fund LP
7.	Gregale Funding LLC
8.	One East Partners Master, L.P.
9.	Anson Investments Master Fund LP
10.	Flamingo Drive Partners, LLC
11.	Kendall AF, LLC
12.	Indus Markor Master Fund, L.P.
13.	Rimrock High Income PLUS (Master) Fund Ltd.
14.	Nansen Corp.
15.	BioTilray Holdings, LLC
16.	Bonne Herbe, LLC
17.	Crocket Resources S.A.
18.	Murphy Ofutt Tilray, LLC
19.	Red Barn Holdco LLC

SCHEDULE B

FORM OF LOCK-UP AGREEMENT

COWEN AND COMPANY, LLC

As Representative of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Re: Tilray, Inc. – Registration Statement on Form S-1 for Shares of Common Stock

Dear Sirs:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Tilray, Inc., a Delaware corporation (the “Company”) and Cowen and Company, LLC (“Cowen”), as representative (the “Representative”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of the Class 2 Common Stock, par value U.S.$0.0001 per share (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) Cowen agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Cowen will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Cowen hereunder to any such officer or director shall only be effective two business day after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The restrictions set forth herein shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift or charitable contribution or (d) pursuant to a domestic relations order, divorce decree or court order;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in the Offering or in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5, or otherwise) during the Lock-Up Period;

(5) the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, into any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(6) any transfers made by the undersigned to the Company, or the withholding of shares of Common Stock by the Company, to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement);

(7) transfers or distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(8) transfers to the Company in connection with the repurchase of Common Stock in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company;

(9) the exercise by the undersigned of a stock option, or vesting or exercise of any other equity- based award, granted under a stock incentive plan or stock purchase plan described in the Prospectus, and the receipt by the undersigned from the Company of shares of Common Stock upon such exercise or vesting, insofar as such option or equity-based award is outstanding as of the date of the Prospectus, provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this Agreement and, provided, further that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise or vesting of a stock option or equity-based award, that no shares were sold by the reporting person and that the shares received upon exercise or vesting of the stock option or equity-based award are subject to a lock-up agreement with Cowen;

(10) a merger, consolidation or other similar transaction involving a Change of Control of the Company and approved by the Company’s board of directors, provided that, in the event that such Change of Control transaction is not completed, this clause shall not be applicable and the undersigned’s shares shall remain subject to the restrictions contained in this Agreement;

(12) transfers pursuant to the Underwriting Agreement; or

(13) in connection with the conversion of outstanding shares of preferred stock of the Company into Common Stock, or any reclassification or conversion of the Common Stock, provided that any Common Stock received upon such conversion or reclassification shall be subject to the restrictions set forth herein;

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cowen, and (B) in the case of any transfer described in clause (1), (2), (3), (6) or (8) above, if the undersigned is required to file a report under Section 16(a) of the Exchange Act, or the insider reporting requirements of Canadian securities laws, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or charitable donation, by will or intestate succession or pursuant to a domestic relations order, divorce decree or court order, (B) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (C) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, (D) in the case of any transfer pursuant to clause (6) above, such transfer is being made to satisfy tax withholding obligations and (E) in the case of any transfer pursuant to clause (8) above, such repurchase is being made in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act; and “Change in Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than Cowen pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity) and for the avoidance of doubt, the Offering is not a Change of Control.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

If (i) the Company notifies Cowen in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by September 30, 2018 (provided that the Company may by written notice to the undersigned prior to September 30, 2018 extend such date for a period of up to an additional three months), or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Stockholder—Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity—Please Print)

(Title of Signatory if Stockholder is an entity—Please Print)

Address:

SCHEDULE C

FORM OF PRESS RELEASE FOR LOCK-UP RELEASE

Tilray, Inc.

[•], 20[•]

Tilray, Inc. announced today that Cowen and Company, LLC, the lead book-running manager in the Company’s recent public sale of [•] shares of Class 2 Common Stock, is [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or exemption from registration under the United States Securities Act of 1933, as amended.

SCHEDULE D

Chief Financial Officer Certificate

The undersigned, Mark Castaneda, Chief Financial Officer of Tilray, Inc., a Delaware corporation (the “Company”), solely in his capacity as Chief Financial Officer of the Company and not in any individual capacity, does herby certify pursuant to Section 16(s) of the Canadian underwriting agreement (the “Underwriting Agreement”) dated as of [•], 2018, by and among the Company and BMO Nesbitt Burns Inc., as representative of the Underwriters named therein, as follows:

1.	I am the duly qualified and acting Chief Financial Officer of the Company and in such capacity, I am familiar with the Company’s accounting records and internal controls over financial reporting;

2.	I or members of the Company’s staff who are responsible for the Company’s financial or accounting matters have reviewed certain information included in the Supplemented PREP Prospectus, which information is circled on the pages attached hereto as Annex A (the “Flash Financial Information”) and Annex B (the “Certified Information”);

3.	I or members of the Company’s staff who are responsible for the Company’s financial or accounting matters have supervised the compilation of and reviewed the Flash Financial Information and the Certified Information;

4.	the Flash Financial Information (a) was prepared in good faith by the Company, (b) has been derived from internal accounting records of the Company and (c) fairly presents in all material respects the matters which it purports to present. Nothing has come to my attention nor, to my knowledge, the attention of any other member of the Company’s accounting staff, that would cause me to believe that (a) the Flash Financial Information is inaccurate or misleading in any material respect or (b) that the actual consolidated results of operations of the Company will differ from that presented in the Flash Financial Information in any material respect; and

5.	the Certified Information (a) was prepared in good faith by the Company, (b) was prepared on the basis of reasonable assumptions and (c) fairly presents in all material respects the matters which it purports to present. Nothing has come to my attention nor, to my knowledge, the attention of any other member of the Company’s accounting staff, that would cause me to believe that the Certified Information is inaccurate or misleading in any material respect.

Unless otherwise defined herein, terms defined in the Underwriting Agreement and used herein shall have the meanings given to them in the Underwriting Agreement.

TILRAY, INC.

By:
Name: Mark Castaneda
Title: Chief Financial Officer